Exhibit 1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36252) pertaining to the 401(k) Savings Plan of Hilton Hotels Corporation of our report dated June 21, 2004, with respect to the financial statements and schedules of the Hilton Hotels 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Los Angeles, California	/s/ ERNST & YOUNG LLP
June 23, 2004